EXHIBIT 99.1

NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (212) 891-1503	MEDIA CONTACT: Tom Hickey (646) 755-9710

U.S. BANKRUPTCY COURT CONFIRMS THE TRUMP ENTERTAINMENT RESORTS PLAN OF REORGANIZATION

ATLANTIC CITY, NJ – April 12, 2010 – Trump Entertainment Resorts, Inc. (Pink OTC: TRMPQ) (the “Company”) announced today that the Honorable Judge Judith Wizmur of the United States Bankruptcy Court for the District of New Jersey (the “Court”) entered an order confirming the Plan of Reorganization supported by the Company and the Ad Hoc Committee of the Company’s bondholders (the “Plan”).

In considering the ruling, Judge Wizmur heard and reviewed extensive testimony and documents from the Company and the Ad Hoc Committee, as well as from Icahn Partners, which filed a competing plan that was not confirmed by the Court.  The Company expects final emergence from reorganization later this year, upon regulatory approval.

Avenue Capital Group served as the lead bondholder throughout the reorganization process, and will become the largest shareholder in the Company upon emergence.  The Plan confirmed by the Court was also supported by Donald J. Trump and his daughter, Ivanka Trump.

Under the confirmed plan $225 million of new equity will be injected into the Company and the Company will benefit from improved liquidity and capital resources.  Additionally, the Company will be able to retain the Trump brand for Atlantic City operations.

Marc Lasry, the chairman and chief executive officer of Avenue Capital Group, noted: “We are making this investment into this company because we firmly believe in the future of the gaming business in Atlantic City and the strength of the Trump brand.  Despite the tough effects of the economic downturn, the fact remains that the attributes that make Atlantic City special have not changed.  The incredible proximity to an extensive customer base coupled with a productive regulatory structure creates a promising business opportunity for this company that will be financially stronger than ever upon emergence.”

Donald J. Trump, the founder of the predecessor companies to Trump Entertainment Resorts, commented: “This is a great victory for Atlantic City and the company.  I have always believed in Atlantic City and am happy that this decision will mark my return to the business that bears my name and is one that I care deeply about.  Since I opened Trump Plaza over twenty-five years ago, I have always thought that through smart investments we could create a truly special and vibrant resort on the Atlantic Ocean.  We have a company with a solid balance sheet, enthusiastic ownership and dedicated management, and I am enthusiastic about the future.”

Mark Juliano, the chief executive officer of Trump Entertainment Resorts, said today: “We are excited about the future of our company, and thank our team for their continued dedication through this difficult process.  Now, we are on the verge of emerging as a stronger company with new capital resources and a shared vision for the future with our new ownership and Mr. Trump.  We have a great team in place that is set to benefit from the changes we have made through this reorganization that create a platform for growth and prosperity.”

Trump Entertainment Resorts, Inc. owns, through its interest in Trump Entertainment Resorts Holdings, LP, and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District.

PSLRA Safe Harbor for Forward-Looking Statements and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as "intend," "anticipate," "believe," "plan," "estimate," "expect," will," "could," "optimistic," "can," "strategy" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company or the Issuers, the Company and the Issuers note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company and the Issuers. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company and the Issuers. The Company and the Issuers do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. The Registrants disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Additional information concerning the potential risk factors that could affect future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

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